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Exhibit 99.2

Financial Statements and Report of Independent
Certified Public Accountants

Organichem Corporation

Organichem Corporation

Financial Statements
(and Report of Independent Accountants)
For the Years Ended December 31, 2002 and 2001

Organichem Corporation
Contents

Page(s)
Report of Independent Accountants	1
Financial Statements
Balance Sheets	2
Statements of Operations	3
Statements of Changes in Stockholders' Equity	4
Statements of Cash Flows	5
Notes to Financial Statements	6-13

Report of Independent Accountants

To the Board of Directors and Stockholders of
Organichem Corporation

        In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Organichem Corporation at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricwaterhouseCoopers LLP
January 24, 2003

Organichem Corporation
Balance Sheets
At December 31, 2002 and 2001

	2002	2001
ASSETS
Current assets:
Cash and cash equivalents	$212,927	$884,488
Trade receivables	11,693,439	4,245,981
Inventories	17,258,529	19,799,554
Prepaid expenses and other current assets	3,297,399	973,126
Income taxes receivable	223,004
Deferred tax assets	128,083	138,642
Total current assets	32,813,381	26,041,791
Property, plant and equipment, net	57,773,822	48,904,932
Deferred financing costs and other noncurrent assets	594,700	849,766

Total assets	$91,181,903	$75,796,489

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,823,219	$5,206,200
Accrued expenses	1,384,777	1,280,434
Interest payable	48,084	45,402
Income taxes payable		150,000
Current pension and postretirement liability	442,274	432,002
Short-term borrowings	18,000,000	10,000,000
Current portion term loan	6,500,000	4,500,000
Note payable	4,565,343

Total current liabilities	39,763,697	21,614,038

Accrued environmental costs	438,543	1,410,066
Deferred tax liabilities	5,002,582	2,514,985
Long-term pension and postretirement liability	5,690,067	4,241,416
Swap contract	256,038	706,763
Term loan		6,500,000
Note payable		4,172,979

	11,387,230	19,546,209

Total liabilities	51,150,927	41,160,247

Subordinated debt	15,000,000	16,272,936

Stockholders' equity:
Preferred stock authorized 10,000, par value $.001, no shares issued or outstanding
Common stock, authorized 10,000, par value of $.001, issued and outstanding 1,600	2	2
Paid-in capital	14,464,173	14,434,173
Retained earnings	13,213,772	5,654,554
Accumulated other comprehensive loss	(2,639,971)	(1,718,423)
Less: Treasury stock, at cost, 70 shares	(7,000)	(7,000)

Total stockholders' equity	25,030,976	18,363,306

Total liabilities and stockholders' equity	$91,181,903	$75,796,489

The accompanying notes are an integral part of the financial statements.

Organichem Corporation
Statements of Operations
For the Years Ended December 31, 2002 and 2001

	2002	2001
Sales of product and services	$86,239,257	$68,203,877
Cost of sales	65,580,961	51,526,513
Gross profit	20,658,296	16,677,364
Selling, general and administrative expenses	7,341,421	6,488,429
Operating income	13,316,875	10,188,935
Other income	771,797	113,092
Interest expense	(2,635,312)	(3,517,043)
Income before income taxes	11,453,360	6,784,984
Income taxes	3,894,142	2,646,144

Net income	$7,559,218	$4,138,840

The accompanying notes are an integral part of the financial statements.

Organichem Corporation
Statements of Changes in Stockholders' Equity
For the Years Ended December 31, 2002 and 2001

	Common Stock	Common Stock and Paid-In Capital
					Treasury Stock
			Retained Earnings	Accumulated Other Comprehensive Loss			Total Stockholders' Equity
	Shares	Amount			Shares	Amount
Balance at December 31, 2000	1,600	$14,404,175	$1,515,714	$(521,973)	70	$(7,000)	$15,390,916
Net income			4,138,840				4,138,840
Minimum pension liability, net of taxes				(772,391)			(772,391)
Transition adjustment for SWAP contract, net of taxes				(215,277)			(215,277)
Loss on SWAP contract, net of taxes				(208,782)			(208,782)
Total comprehensive loss							2,942,390
Stock-based compensation		30,000					30,000
Balance at December 31, 2001	1,600	14,434,175	5,654,554	(1,718,423)	70	(7,000)	18,363,306
Net income			7,559,218				7,559,218
Minimum pension liability, net of taxes				(1,189,424)			(1,189,424)
Gain on SWAP contract, net of taxes				267,876			267,876
Total comprehensive loss							6,637,670
Stock-based compensation		30,000					30,000

Balance at December 31, 2002	1,600	$14,464,175	$13,213,772	$(2,639,971)	70	$(7,000)	$25,030,976

The accompanying notes are an integral part of the financial statements.

Organichem Corporation
Statements of Cash Flows
For the Years Ended December 31, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Net income	$7,559,218	$4,138,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,428,391	3,494,351
Provision for deferred income taxes	3,075,758	2,494,618
Amortization of deferred financing costs	200,550	200,550
Amortization of discount on note payable	392,364	358,644
Change in environmental accrual	(747,369)
Accrued interest on subordinated debt	(1,272,936)	(162,945)
Stock-based compensation	30,000	30,000
Loss on sale of property, plant and equipment	2,878
Pension and postretirement liability	(436,436)	448,019
Changes in operating assets and liabilities:
Trade receivables	(7,447,458)	(584,100)
Inventories	2,541,025	(805,988)
Prepaid expenses and other current assets	57,422	190,638
Receivable from government agency		(95,185)
Accounts payable	15,310	(764,225)
Accrued expenses	104,343	421,621
Interest payable	2,682	(132,872)
Income taxes (receivable) payable	(373,004)	150,000
Accrued environmental costs	(224,154)	(87,261)

Net cash provided by operating activities	7,908,584	9,294,705

Cash flows from investing activities:
Additions to property, plant and equipment	(12,115,145)	(9,092,834)
Proceeds received from sale of property, plant and equipment	35,000

Net cash used in investing activities	(12,080,145)	(9,092,834)

Cash flows from financing activities:
Proceeds from short-term borrowings, net	8,000,000	2,000,000
Payments on long-term debt	(4,500,000)	(2,500,000)
Net cash provided by (used in) financing activities	3,500,000	(500,000)

Decrease in cash and cash equivalents	(671,561)	(298,129)
Cash and cash equivalents, beginning of year	884,488	1,182,617

Cash and cash equivalents, end of year	$212,927	$884,488

Interest paid	$3,494,669	$3,428,639

Income taxes paid	$1,190,991	$1,525

The accompanying notes are an integral part of the financial statements.

Organichem Corporation
Statements of Cash Flows
For the Years Ended December 31, 2002 and 2001

1. Summary of Significant Accounting Policies

Description of business

        Organichem Corporation (the "Company") operates a chemical manufacturing operation in Rensselaer, New York, and is in the business of manufacturing and supplying pharmaceutical intermediates and active ingredients. The Company provides a wide range of third-party development for the chemical and pharmaceutical industry and is regulated by the Food and Drug Administration (FDA).

Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

        The Company's primary source of revenue is from the sale of product which is generally recognized when the product is shipped. The Company also recognizes revenues on services provided based on time and materials.

Cash and cash equivalents

        The Company classifies as cash and cash equivalents amounts on deposit in banks and cash invested temporarily in various instruments with maturities of three months or less at time of purchase.

Inventories

        Inventories are stated at the lower of cost or market and are valued using the first-in, first-out (FIFO) method.

Property, plant and equipment

        Property, plant and equipment are recorded at cost. The Company capitalizes interest on projects that are expected to exceed $500,000 and take more than 6 months to complete. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	40 years
Building equipment	15-20 years
Machinery and equipment	10 years
Furniture and fixtures	10 years
Office equipment	5-7 years
Automobiles and trucks	3-5 years

        Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred; betterments and major renewals are capitalized. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is recognized.

        The Company reviews the carrying value of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. In cases where an impairment is identified, an impairment loss is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

Deferred financing costs

        Deferred financing costs are being amortized over the term of the related loan using the effective interest method.

Swap contract

        The Company has entered into a swap agreement in order to hedge its interest rate exposure by fixing the rate of interest it pays on its term facility (see Note 5).

Financial instruments

        The carrying amount of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and long-term debt, approximates their fair value at December 31, 2002 and 2001.

Environmental costs

        In the ordinary course of business the Company is subject to environmental laws and regulations, and has made provisions for the estimated financial impact of environmental cleanup related costs. The quantification of environmental exposures requires an assessment of many factors, including changing laws and regulations, advancements in environmental technologies, the quality of information available related to specific sites, the assessment stage of each site investigation, preliminary findings and the length of time involved in remediation or settlement. The Company's policy is to accrue environmental cleanup related costs when those costs are believed to be probable and can be reasonably estimated. During 2002, the Company reassessed its environmental liability and reduced such liability by $747,369 which has been recorded as other income in the statement of operations. The Company anticipates the remaining accrual to be paid over the next seven years.

Research and development

        Research and development costs are expensed as incurred. Research and development costs were $3,392,356 and $2,911,995 for the years ended December 31, 2002 and 2001 and are recorded in the caption selling, general and administration expenses.

Income taxes

        Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities. The Company receives investment tax credits for property and equipment placed in service during the year. These credits are recognized as reductions in the cost of the property and equipment.

2. Acquisition

        In December 1999, pursuant to an asset purchase agreement, the Company purchased certain assets and assumed certain liabilities from the seller for approximately $58 million, of which approximately $53 million was in cash. The acquisition was accounted for under the purchase method of accounting.

        In December 1999, the Company sold 600 shares of common stock, representing 37.5% of the Company's outstanding common stock, pursuant to a Stock Purchase Agreement to Albany Molecular Research Inc. (investor) for an aggregate price of $15,000,000. The Stock Purchase Agreement also incorporates a Put/Call Agreement among the Company, its stockholders and the investor that permits the investor to purchase, at the investor's option, all the outstanding shares of common stock of the Company within 90 days subsequent to the year ending December 31, 2002. The purchase price is to be determined based on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"), as defined in the Put/Call Agreement, for the year ending December 31, 2002, with a minimum and maximum specified purchase price of $15,000,000 and $30,000,000, respectively. In the event that the investor does not exercise its call option, the Company's stockholders may require the investor to purchase all the outstanding shares of common stock of the Company within 60 days subsequent to the year ending December 31, 2003. The purchase price under the put option is to be determined consistent with that specified under the call option, with the exception that the EBITDA, as defined, shall be based on the Company's results for the year ending December 31, 2003.

3. Inventories

        Inventories consist of the following at December 31:

	2002	2001
Raw materials	$1,781,286	$2,286,475
Work in process	6,953,594	7,486,357
Finished goods	8,523,649	10,026,722

	$17,258,529	$19,799,554

4. Property, Plant and Equipment

        Property, plant and equipment consists of the following at December 31:

	2002	2001
Land	$510,000	$510,000
Buildings	16,294,247	12,729,701
Building equipment	5,013,376	3,792,471
Machinery and equipment	33,193,933	29,330,847
Construction in progress	9,789,082	5,975,398
Furniture, fixtures and office equipment	3,503,361	2,812,970
Automobiles and trucks	207,228	84,847

	68,511,227	55,236,234
Less accumulated depreciation	10,737,405	6,331,302

	$57,773,822	$48,904,932

        Depreciation expense was $4,428,391 and $3,494,351 for the years ended December 31, 2002 and 2001, respectively. Capitalized interest for the years ended December 31, 2002 and 2001 was $182,017 and $174,973, respectively.

5. Long-term Debt

        In December 1999, the Company entered into an agreement with a group of banks (the Credit Agreement) that have committed to lend up to $20,000,000 under a revolving loan facility and $15,000,000 under a term facility through December 2003. The rate of interest charged is adjusted quarterly based on a pricing grid which is a function of the ratio of the Company's debt to earnings before income taxes, depreciation, amortization and other non-cash charges. The Credit Agreement provides the Company the option of borrowing at the bank's prime lending rate or the London Interbank Offered Rate plus a percentage based on the grid. For the year ended December 31, 2002, borrowings under the Credit Agreement bore interest at a weighted average rate of approximately 6.68%. At December 31, 2002, borrowings under the revolving loan facility were $18,000,000 at weighted average rate of approximately 4.96%. The Company is required to pay a commitment fee of .50% on unused commitments.

        The Company entered into a swap agreement that hedges its term facility interest rate exposure. Under the terms of the agreement, each party makes payments on a notional amount equal to the amount outstanding on the term facility. The Company pays a fixed rate of 7.15% and the counterparty pays a floating rate based on LIBOR. The swap agreement expires on November 15, 2003. For the year ended December 31, 2002, the weighted average rate received from the counterparty was 1.9%. The fair value of the interest rate swap agreement, which represents the cash the Company would pay to settle the agreement, was $256,038 at December 31, 2002, and is recorded as a swap contract liability on the balance sheet. The Company recognized $674,310 as interest expense related to the swap during the year ended December 31, 2002.

        Borrowings under the Credit Agreement are collateralized by accounts receivable, inventories and property, plant and equipment. The Credit Agreement contains certain provisions and covenants which, among other things, restrict the payment of cash dividends on common stock, limit the amount of future indebtedness and capital expenditures, requires the Company to maintain its fixed charge coverage ratio, as defined, at specified levels and contains a subjective acceleration clause.

        Long-term debt is comprised as follows:

Term facility, due in quarterly installments of $1,125,000 through September 30, 2003 at which time the entire remaining outstanding principal balance of $3,125,000 is due, interest due quarterly at the London Interbank Offered Rate plus 2.25% (3.67% at December 31, 2002).	$6,500,000

Note payable, $4,994,603, collateralized by real property due on December 31, 2003, no stated interest (interest imputed at 9.44%.)	$4,565,343

Subordinated debt

        Under the terms of a Debenture Purchase Agreement dated December 1999, the Company issued convertible subordinated debentures to Albany Molecular Research Inc. (lender) for an aggregate price of $15,000,000. The debenture matures on December 21, 2005 and may be converted into 39.2% of the outstanding common stock of the Company, on a fully diluted basis. The debentures bear interest, payable semi-annually, on the unpaid principal amount at margins over specified variable London Interbank Offered Rate ("LIBOR") as provided for within the Company's Credit Agreement (4.105% at December 31, 2002). Semi-annual cash interest payments can be made beginning December 21, 2000 provided that the Company is in compliance with the financial covenants of its Credit Agreement. The Company paid interest of $1,970,748 during 2002. The Debenture is convertible, at the lender's option, at any time after the earliest of (i) December 31, 2002, (ii) notification to the lender by the Company that the Company intends to repay the debenture prior to its maturity or (iii) the occurrence of an event of default as defined in the Debenture Purchase Agreement. On January 1, 2003, the lender converted the $15,000,000 of subordinated debt to purchase additional common stock of the Company increasing the lender's ownership in the Company to 75%.

6. Income Taxes

        Income tax expense consists of the following:

	2002	2001
Current:
Federal	$763,384	$150,000
State	55,000	1,525
Deferred:
Federal	2,522,122	2,017,546
State	553,636	477,073

	$3,894,142	$2,646,144

        A comparison of the Company's income tax expense computed using a federal statutory rate of 34% and the Company's income tax expense as reported for the years ended December 31, 2002 and 2001 is as follows:

	2002	2001
Tax at the federal statutory rate	$3,894,142	$2,306,895
Increase in taxes resulting from:
State taxes, net of federal benefit	397,534	315,875
Other, net	(397,534)	23,374

	$3,894,142	$2,646,144

        The tax effects of temporary differences giving rise to significant portions of the deferred tax assets and liabilities at December 31, 2002 and 2001 are as follows:

	2002	2001
Deferred tax assets:
Non-deductible accruals and prepaids	$128,083	$138,642
Comprehensive loss—minimum pension liability	1,587,995	827,544
Comprehensive loss—swap contract	99,856	282,705
Net operating loss carryforwards	—	1,012,969
Minimum tax credit	300,000	—

Total gross deferred tax assets	2,115,934	2,261,860
Current deferred tax assets	(128,083)	(138,642)

Long term deferred tax assets	1,987,851	2,123,218
Deferred tax liabilities:
Property and equipment differences (accelerated depreciation for tax purposes)	(6,537,465)	(4,638,203)
Environmental liability	(452,968)	—

Total tax liabilities	(6,990,433)	(4,638,203)
Net long term deferred tax liabilities	$(5,002,582)	$(2,514,985)

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of projected future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of those deductible differences. The amount of the deferred tax assets considered realizable could be reduced if estimates of future taxable income during the carryforward period are reduced.

7. Employee Benefit Plans

        The Company sponsors a 401(k) plan for its salaried and hourly employees. Employees may contribute from 1% to 16% of their regular wages which under Section 401(k) of the U.S. Internal Revenue Code are tax deferred. The Company matches 100% of each dollar contributed by the employee up to 3% of their wages and matches 50% of the next 2% contributed by salaried employees. The investment of employee and Company contributions to the plan are self directed by the employees. The Company's expense under the plans was approximately $366,658 and $301,217 for the years ended December 31, 2002 and 2001, respectively.

        The Company also has an incentive program that covers all salaried employees and is intended to recognize and reward employees for significant contributions and commitment to the Company. Each year, the Board of Directors approves the program and the formula that it expects to utilize in determining the amount of incentive to be paid for that year. The expense recorded for this program was approximately $1,010,000 and $928,000 for the years ended December 31, 2002 and 2001, respectively.

        The Company maintains two non-contributory defined benefit plans and a non-contributory, unfunded postretirement welfare plan, covering substantially all employees. Benefits for the salaried defined benefit plan are based on salary and years of service. Benefits for the hourly defined benefit plan (for union employees) are based on negotiated benefits and years of service. The Company's funding policy for the defined benefit plans is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974. Plan assets are invested principally in a commingled stock fund, mutual funds and securities issued by the United States Government.

        The following table summarizes the Company's pension benefit and post retirement welfare plans, including the benefit obligations, assets, funded status and rate assumptions:

	Pension Benefit		Postretirement Welfare Plan
	2002	2001	2002	2001
Benefit obligation at December 31	$18,704,945	$16,267,809	$679,087	$534,293
Fair value of plan assets at December 31	11,508,994	11,705,467	—	—

Funded status of plans	$(7,195,951)	$(4,562,342)	$(679,087)	$(534,293)

Accrued benefit cost	$1,093,997	$1,628,991	$572,411	$473,853

        An additional minimum pension liability of $1,189,424 and $1,221,057 (net of tax of $760,451 and $493,824, respectively) was recorded as other comprehensive loss during the years ended December 31,

2002 and 2001, respectively. Total minimum pension liability of $4,465,933 (net of tax of $1,786,373) has been recorded in accumulated other comprehensive loss.

	Pension Benefit		Postretirement Welfare Plan
	2002	2001	2002	2001
Employer contributions	$1,393,418	$843,975	$—	$—
Benefits paid	$498,762	$462,133	$—	$—
Plan amendment	$—	$448,666	$—	$—
Net Periodic Pension Cost	$858,424	$626,057	$98,558	$83,660

        Assumptions for the defined benefit plans as of December 31 are:

	2002	2001
Discount rate	6.75%	7.25%
Assumed rate of return on plan assets	8.00%	8.00%
Assumed annual rate of compensation increase	3.50%	3.50%

        For the postretirement welfare plan measurement purposes, the assumed annual rates of increase in the per capita cost of covered healthcare benefits for 2002 and 2001 were 5.0% and 5.5%, respectively, for managed care programs, which grade to 3.5% for all programs in the year 2005 and remain at that level thereafter. The assumed discount rate at December 31, 2002 and 2001 was 6.75% and 7.25%, respectively.

8. Commitments and Contingencies

        The Company's operations are subject to extensive and evolving federal, state and local environmental laws and regulations. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements.

        Under the 1999 agreement, the Company has assumed a maximum liability of $5,500,000 related to environmental remediation associated with the Company's operations. The Company has recorded management's best estimate of expected environmental remediation costs in these financial statements. The Company paid $224,154 and $87,261 for the years ended December 31, 2002 and 2001, respectively, for environmental remediation and monitoring.

        Future information and developments, including legislative and enforcement developments, will require the Company to continually reassess the expected impact of these environmental matters. However, the Company has evaluated its total environmental exposure based on currently available data, including its potential joint and several liability, and believes that compliance with all applicable laws and regulations will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

        From time to time, the Company may be involved in lawsuits, claims and disputes that relate to health and safety, environmental or other matters. Management does not believe that the resolution of any such matters will have a material adverse effect on the Company's financial position, results of operations, or cash flows.

9. Concentration of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk are cash equivalents and accounts receivable. The Company attempts to limit its credit risk associated with cash equivalents by placing the Company's investments with highly rated financial institutions. With respect to accounts receivable, the Company limits its credit risk by performing ongoing credit evaluations. The Company does not require collateral.

        Sales to two customers represented 78% and 83% of sales to customers during the years ended December 31, 2002 and 2001, and sales to three customers represented 63% and 52% of the trade receivables balance at December 31, 2002 and 2001, respectively.

        Purchases from four vendors represented 44% and 51% of raw materials purchases during the years ended December 31, 2002 and 2001.

10. Non-Cash Activities

        For the year ended December 31, 2002, the Company has financed its insurance expenses. At December 31, 2002, $1,473,545 has been recorded in the captions prepaid expenses and other current assets and accounts payable.

        For the year ended December 31, 2002, the Company recorded $1,220,014 in property, plant and equipment, net of a $908,150 receivable from the State of New York for investment tax credits and $2,128,164 was included in accounts payable.

        For the year ended December 31, 2002, the Company recorded a credit to other comprehensive loss related to the swap contract of $267,876, net of tax of $182,849.

        For the year ended December 31, 2002, the Company recorded an additional minimum pension liability of $1,189,424 net of tax of $760,451 as a charge to other comprehensive loss.

        On January 1, 2001, the Company recorded a transition adjustment related to the swap contract of $215,277, net of tax of $143,519 as a charge to other comprehensive loss.

        For the year ended December 31, 2001, the Company recorded a charge to other comprehensive loss related to the swap contract of $208,782, net of tax of $139,185.

        For the year ended December 31, 2001, the Company recorded an additional minimum pension liability of $772,391, net of tax of $493,824 and net of an intangible asset of $448,666, as a charge to other comprehensive loss.

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